SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

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March 28, 2003
Date of Report (Date of Earliest Event Reported)

C. R. BARD, INC.
(Exact Name of Registrant as Specified in Charter)
New Jersey	001-6926	22-1454160
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

730 Central Avenue Murray Hill, New Jersey		07974
(Address of Principal Executive Office)		(Zip Code)

(908) 277-8000
(Registrant's Telephone Number, Including Area Code)

ITEM 5. Other Events and Required FD Disclosure.

C. R. Bard, Inc. reported today that as a result of a clerical error the Summary Compensation Table in the company's proxy statement related to its 2003 Annual Meeting of Shareholders incorrectly reported John H. Weiland's 2002 "Bonus" and "Other Annual Compensation". Mr. Weiland's "Bonus" and "Other Annual Compensation" for 2002 should have been reported as $527,805 and $242,458, respectively, instead of $242,458 and $286,527.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C. R. BARD, INC.

By: /s/ Todd C. Schermerhorn

Name: Todd C. Schermerhorn

Title: Vice President and Treasurer

March 28, 2002